UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 30, 2014

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and are therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 30, 2014, Urologix, Inc. (the “Company”) entered into a Third Amendment to Loan and Security Agreement (the “Third Amendment”) with Silicon Valley Bank (“SVB”). A copy of the Third Amendment is attached hereto as Exhibit 10.1.

The Third Amendment amends the Loan and Security Agreement dated January 11, 2012 between SVB and the Company, as amended by a First Amendment to Loan and Security Agreement dated November 30, 2012 and as amended by a Second Amendment to Loan and Security Agreement dated January 9, 2014 (the Loan and Security Agreement as amended by the First Amendment and the Second Amendment, collectively, the “Loan Agreement”).

The Third Amendment extends the maturity date of the revolving line of credit to June 30, 2014. The Company may terminate the Loan Agreement at any time upon three days notice without payment of a termination fee. Under the Third Amendment, the Company agreed to a financial covenant requiring that it maintain at least four months of “Cash Burn,” which is the Company’s average monthly net income (as defined in the Third Amendment) for the trailing three month period plus certain expenses and less certain non-cash gains. The Company also agreed to certain non-financial covenants, including providing certifications, reports and notices of certain demands.

The Third Amendment also amends the interest rate applicable to borrowings under the revolving line to a floating per annum rate equal to either the prime rate plus 3.25% or the prime rate plus 4.25%, depending upon a financial ratio of certain assets to certain liabilities. Interest is payable monthly.

Under the Third Amendment, it is an event of default if the Company makes any royalty payment and/or annual license payment to Medtronic, Inc., if Medtronic threatens to take action against the Company to collect any portion of these payments, or if Medtronic commences any action or proceeding against the Company with respect to these payments. The Company may cure this event of default by receipt within 30 days of its occurrence of net proceeds from a new round of equity or subordinated debt financing of at least $715,000. Upon an occurrence of this event of default, advances under the revolving line will not be available to the Company.

The foregoing summary of the Third Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Third Amendment attached hereto as an exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement dated January 30, 2014 by and between Silicon Valley Bank and Urologix, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date:  February 4, 2014